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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Verizon Wireless of the East LP and Verizon Communications Inc. of our report dated June 30, 2000, on the consolidated financial statements of GTE Corporation for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


/s/  ARTHUR ANDERSEN LLP

Dallas, Texas

May 20, 2002